UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2008

Movie Gallery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24548	63-1120122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 West Main Street, Dothan, Alabama 36301

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (334) 677-2108

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2008, Movie Gallery, Inc. (the “Company”) appointed Lucinda M. Baier as Chief Financial Officer of the Company, effective July 28, 2008. Ms. Baier, age 43, has served as Senior Vice President and Chief Financial Officer of World Kitchen, LLC since October 2006. From November 2004 to October 2005, Ms. Baier held the offices of President and Chief Operating Officer at Whitehall Jewelers, Inc. Prior to that, she served in various positions at Sears, Roebuck and Co. from December 2000 until April 2004, including Senior Vice President and General Manager for their Credit and Financial Products business and Chief Financial Officer for Credit and Financial Products. Ms. Baier began her career in 1987 at Arthur Anderson & Company as a Manager, and she is licensed as a CPA in Illinois and Missouri. Ms. Baier received a B.S. and a M.S. in Accounting from Illinois State University.

In connection with Ms. Baier’s appointment as Chief Financial Officer, the Company entered into an Employment Agreement, dated as of July 21, 2008, with Ms. Baier (the “Employment Agreement”). Under the Employment Agreement, Ms. Baier will receive an annual base salary of $400,000. Ms. Baier will also receive a signing bonus equal to $100,000, subject to pro rata reduction if, prior to July 28, 2009, the Company terminates her employment for Cause (as defined in the Employment Agreement) or she resigns other than for Good Cause (as defined in the Employment Agreement). Based on her achievement of targets established by the Company’s Board of Directors, Ms. Baier may also receive a performance bonus of up to 100% of her base salary; provided that in 2008, Ms. Baier’s performance bonus target is set at $200,000. Additionally, under the Employment Agreement, Ms. Baier will receive an option to purchase 175,248 shares of common stock of the Company, which will vest in three equal annual installments. Upon the Company’s achievement of certain performance goals for 2009, as set forth in the Employment Agreement, Ms. Baier will receive an additional option to purchase between 46,733 and 233,665 shares of common stock, depending on the Company’s performance, which will vest in three equal annual installments. Upon a Change of Control (as defined in the Employment Agreement), all of Ms. Baier’s options will vest.

Pursuant to the Employment Agreement, upon Ms. Baier’s termination by reason of death or Permanent Disability (as defined in the Employment Agreement) or by reason of her resignation, Ms. Baier or her estate will receive her accrued base salary through the termination date as well as any unpaid annual performance bonus earned for the previous year. Upon Ms. Baier’s termination by the Company for Cause (as defined in the Employment Agreement), Ms. Baier will receive her accrued base salary through the termination date. If the Company terminates Ms. Baier without Cause or Ms. Baier terminates her employment for Good Reason (as defined in the Employment Agreement), she will receive her accrued base salary, any unpaid annual performance bonus earned for the previous year, as well as severance equal to two times her base salary payable in equal monthly installments for two years following her termination date; provided, that in certain circumstances, Ms. Baier’s severance will equal one times her base salary.

In addition, the Employment Agreement provides that Ms. Baier agrees not to disclose confidential information of the Company and its affiliates during the term of her employment or after her termination. For two years after her termination, Ms. Baier also agrees not to compete with the Company, to be employed by or perform services for a competitor of the Company, to employ or solicit for employment any employee of the Company, or to invest in any competitor of the Company.

A copy of the Employment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Effective July 28, 2008, Thomas D. Johnson, Jr., who has served as the Company’s Chief Financial Officer since June 2006, has been terminated from his position as Chief Financial Officer.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Employment Agreement, dated as of July 21, 2008, by and between Movie Gallery, Inc. and Lucinda M. Baier.

99.1	Press Release, dated July 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOVIE GALLERY, INC.

Date: July 25, 2008	BY:	/s/ S. Page Todd
S. Page Todd Executive Vice President, Secretary, General Counsel and Chief Compliance Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement, dated as of July 21, 2008, by and between Movie Gallery, Inc. and Lucinda M. Baier.

99.1	Press Release, dated July 23, 2008.